UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 19, 2017

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

El Paso Electric Company (the “Company”) announced on September 19, 2017 that the City of El Paso approved, in principle, the settlement terms for the Company’s rate case pending in Docket No. 46831 before the Public Utility Commission of Texas (the “Commission”). Key terms of the proposed settlement include: (i) an annual non-fuel base rate increase of $14.5 million; (ii) a return on equity of 9.65%; (iii) a determination that all new plant in service was prudent and used and useful and therefore is included in rate base; and (iv) allowing the Company to recover reasonable rate case expenses, subject to Commission Staff’s review and currently estimated to be approximately $3.0 million, through a separate surcharge over a three year period. No party in the case has indicated that it intends to oppose the proposed settlement. Once the settling parties have agreed formally to the terms of the settlement and executed the final documentation, the settlement documents will be filed with the Administrative Law Judges, along with a request that they return the case to the Commission for approval. The Company expects a final order in the rate case to be issued in the fourth quarter of 2017. A copy of the Press Release issued by the Company on September 19, 2017 is attached as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.01	Press Release issued by the Company dated September 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ MARY E. KIPP
Name:	Mary E. Kipp
Title:	President & Chief Executive Officer

Dated: September 19, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.01	Press Release issued by the Company dated September 19, 2017